                                                                          Ex 4.1

      THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAW, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND STATE LAW IS AVAILABLE.

      THIS WARRANT IS ISSUED TO MBN CONSULTING, LLC IN CONNECTION WITH THE SETTLEMENT AND RELEASE AGREEMENT BETWEEN CYTRX CORPORATION AND MBN CONSULTING, LLC DATED MAY 10, 2004 (THE "SETTLEMENT AGREEMENT"). PURSUANT TO THE SETTLEMENT AGREEMENT, THIS WARRANTS REPLACES A WARRANT TO PURCHASE COMMON STOCK PREVIOUSLY ISSUED TO MBN CONSULTING, LLC BY CYTRX CORPORATION ON DECEMBER 1, 2003.

      THIS WARRANT IS NON TRANSFERRABLE, EXCEPT AS SET FORTH HEREIN.

           Void after 5:00 P.M. California Time, on November 30, 2007

               Warrant to Purchase 100,000 Shares of Common Stock

                        WARRANT TO PURCHASE COMMON STOCK

                                       of

                                CYTRX CORPORATION

      This is to certify that, FOR VALUE RECEIVED, MBN Consulting, LLC, a Florida limited liability company, or its assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from CytRx Corporation, a Delaware corporation ("Company"), at any time on or after December 1, 2003, and not later than 5:00 P.M., California time, on November 30, 2007, 100,000 shares of common stock, $0.01 par value, of Company ("Common Stock") at a purchase price per share of U.S. $2.25.

      This Warrant was originally issued to Holder in connection with a Consulting Agreement between Holder and the Company, effective as of December 1, 2003 (the "Consulting Agreement").

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      1. Vesting; Termination.

            This Warrant shall be vested and exercisable as to 100,000 shares of Common Stock covered hereby immediately upon the execution and delivery by Company of this Warrant.

      2. Exercise of Warrant.

            (a) This Warrant, to the extent then vested as provided in Section 1, may be exercised in whole or in part at any time or from time to time on or after December 1, 2003, and not later than 5:00 p.m., California Time, on November 30, 2007, or if November 30, 2007 is a day on which banking institutions are authorized by law to close, then on the next succeeding day, which shall not be such a day, by presentation and surrender hereof to Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto, duly endorsed and accompanied by payment in full of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise.

            (b) Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, together with payment in full of the Exercise Price for the number of shares indicated in the Purchase Form, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

            (c) Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

      3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current "Fair Market Value" of a share of Common Stock, determined as follows:

            (a) If the Common Stock is listed on a national securities exchange or the Nasdaq National Market, the current Fair Market Value shall be the last reported (as reported by Bloomberg's Financial Service) sale price of the Common Stock on such exchange or the Nasdaq National Market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or the Nasdaq National Market; or

            (b) If the Common Stock is not so listed, the current Fair Market Value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Quotation System (or, if not so quoted on NASDAQ, by the National Quotation Bureau, Inc.) on the last business day prior to the date of the exercise of this Warrant; or

            (c) If the Common Stock is not so listed and bid and asked prices are not so reported, the current Fair Market Value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

      4. Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may not be sold, transferred, assigned or hypothecated without the prior written consent of Company, except that it may be transferred by operation of law as a result of the death of Holder or his lawful successors. Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfied indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

      5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against Company except to the extent set forth herein.

      6. Anti-Dilution Provisions.

            (a) Adjustment of Exercise Price. Anything in this Section 5 to the contrary notwithstanding, in case the Company shall at any time issue shares of Common Stock or Convertible Securities by way of dividend or other distribution on the Common Stock or subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the cases of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

            (b) No Adjustment for Small Amounts. Anything in this Section 5 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

            (c) Number of Shares Adjusted. Upon any adjustment of the Exercise Price pursuant to Section 6(a), the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the original Exercise Price and dividing the product so obtained by the new Exercise Price.

      7. Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 5 hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

      8. Notices to Warrant Holder. So long as this Warrant shall be outstanding and unexercised (i) if Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in
(x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

      9. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

      10. Spin-Offs. In the event the Company spins-off a subsidiary by distributing to the shareholders of the Company as a dividend or otherwise the stock of the subsidiary, the Company shall reserve for the life of the Warrant shares of the subsidiary to be delivered to the Holder of this Warrant upon exercise to the same extent as if such Holder were an owner of record of the Warrant Stock on the record date for payment of the shares of the subsidiary.

      11. Notices. Any notices or certificates by the Company to Holder shall be deemed delivered if in writing and delivered personally or sent by either certified mail or overnight mail (e.g., Federal Express or similar carrier) to Holder at the address for Holder registered on the Company's books, and by Holder to Company by notice in writing to the Company addressed to it at 11726 San Vicente Blvd., Suite 650, Los Angeles, CA 90049, to the attention of Steven
A. Kriegsman, or such other address of which the Company shall give notice. The Company may change its address by written notice to the Holder registered as the owner on the Company's books and Holder may change its address by written notice to the Company.

      12. Transfer. Subject to Section 4, this Warrant may be assigned, transferred, sold or otherwise disposed of, in whole or in part, by the Holder; provided, however, that no such assignment, transfer, sale or other disposition shall be effective unless and until the Holder shall have notified the Company of the name and address of the proposed transferee or transferees.

      13. Restrictive Legend. The Company may cause the following legend to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND APPLICABLE STATE LAW, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAW.

      14. Applicable Law. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of California.

Dated: as of May 20, 2004                        CYTRX CORPORATION

                                                 By:  /s/ STEVEN A. KRIEGSMAN
                                                      --------------------------
                                                      Steven A. Kriegsman

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

                                  PURCHASE FORM

                                                          Date ___________, 200_

      [ ] The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Common Stock and hereby makes payment of $___________ in payment of the actual exercise price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

      NAME:_____________________________________________________________________
                    (Please type or print in block letters)

      ADDRESS:__________________________________________________________________

      __________________________________________________________________________

      TAX I.D. NO.:_____________________________________________________________

      SIGNATURE:________________________________________________________________

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED,_______________________________________________________

hereby sells, assigns and transfers unto:

      NAME:_____________________________________________________________________
                    (Please type or print in block letters)

      ADDRESS:__________________________________________________________________

      TAX I.D. NO.______________________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of_____ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date:_______________, 200__

                                                   By:__________________________
                                                   Name: